UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 1, 2004



                       COL China Online International Inc.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                      333-39208                  52-2224845
        --------                      ---------                  ----------
(State or other jurisdiction      (Commission File          (IRS Employer
 of incorporation)                 Number)                   Identification No.)


                       3176 South Peoria Court, Suite 100
                             Aurora, Colorado, 80014
                             -----------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (303) 695-8530

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
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(b)  Mr. Anthony Ng, the Chief Executive Officer (the "CEO") of COL China Online
International Inc. (the "Company") resigned as CEO of the Company effective September 1, 2004. Mr. Ng will continue to serve as a director of the Company. The Board of Directors of the Company has appointed Mr. Chi Keung Wong as CEO of the Company effective September 1, 2004. Mr. Wong has been the Chief Financial Officer of the Company since September 2001 and will continue in that role.

     Most of the Company's operations are conducted through Shenzhen Rayes Electronic Network System Co., Ltd., a Sino-foreign joint venture, (the "Joint Venture"). The Company's wholly owned subsidiary, Migration Developments Limited, a British Virgin Islands company ("Migration") owns 90 percent of the equity interests in the Joint Venture.

     Mr. Wong has been a director of the Joint Venture since 1999 and the Chief Financial Officer of the Joint Venture since 1999. Mr. Wong also has been a director and Chief Financial Officer of Migration since July 1998. Mr. Wong has 40 years of experience as a financial controller and an auditor both in Australia and Hong Kong. He started his career in the audit department of Lowe, Bingham & Mathews (now PricewaterhouseCoopers LLP) in 1960 after having graduated in Hong Kong in accounting. He was the Financial Controller for the YMCA of Darwin, Australia from 1984 through July 1998. Chi Keung Wong is the brother of Paul Wong, one of the directors of the Company.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 7, 2004                    COL CHINA ONLINE INTERNATIONAL INC.



                                            By: /s/ Chi Keung Wong
                                            ----------------------
                                            Chi Keung Wong,
                                            Chief Executive Officer and
                                            Chief Financial Officer